Exhibit 10.11

PROPERTY MANAGEMENT AGREEMENT

BETWEEN

HEALTHCARE EQUITY PARTNERS, LLC

AND

CHP KNOXVILLE PLAZA A MOB OWNER, LLC

Medical Plaza A

7557A Dannaher Drive, Powell, TN 37489

Table of Contents

Article I. SUMMARY OF BASIC TERMS		2

Article II. APPOINTMENT; TERM OF AGREEMENT		3
2.1	Appointment of Manager	3
2.2	Term	3
2.3	Termination For Cause	3

Article III. RESPONSIBILITIES OF THE PARTIES		4
3.1	Standard of Care	4
3.2	Indemnity by Owner	4
3.3	No Obligation to Third Parties	5
3.4	General Authority	5
3.5	Operation of Property	5
3.6	Employees	6
3.7	Enforcement of Leases	6
3.8	Compliance with Leases and Laws	7
3.9	Notifications To Owner	7
3.10	Books and Records	8
3.11	Reports To Owner	8
3.12	Limitations on Manager’s Authority	8
3.13	Property Disbursements	9
3.14	Obligations Upon Termination	9
3.15	Income Tax Returns	9
3.16	Ad Valorem and Other Tax Matters	9
3.17	Construction Management/General Contracting Services	10
3.18	Strategic Advisory Services and Surveys/Polls	10
3.19	Quarterly Meetings	11
3.20	Emergencies	11

Article IV. BANK ACCOUNTS		11
4.1	Separate Accounts	11
4.2	Owners Duty to Provide Funds	11
4.3	Investment of Funds	11

Article V. BUDGETS AND EXPENDITURES		12
5.1	Budget	12
5.2	Expenses Paid From Operating Account	12

Article VI. INSURANCE		12
6.1	Insurance Coverage	12
6.2	Certificates and Policies of Insurance	12

Article VII. COMPENSATION OF MANAGER		13
7.1	Management Fee	13
7.2	Reimbursement of Expenses	13
7.3	Construction Management Fee	13

i

Article VIII. LEASING		13
8.1	Leasing	13
8.2	Leasing Commission	14
8.3	Brokers/Referral Service	14
8.4	Accepting Deposits	14

Article IX. REMEDIES		14

Article X. MISCELLANEOUS		15
10.1	Usage	15
10.2	Headings	15
10.3	Notice	15
10.4	Relationship of the Parties	15
10.5		15
10.6	Assignment	15
10.7	Legal Representatives, Successors and Assigns	15
10.8	Time of the Essence	15
10.9	Governing Law	15
10.10	Severability	16
10.11	No Interest in Condemnation or Insurance Proceeds	16
10.12	Mutual Waiver	16
10.13	Owners Operating Procedures	16
10.14	Other Engagements	16
10.15	Reasonable Control	16
10.16	Attorney’s Fee	16
10.17	Execution in Counterparts	16
10.18	Allocations	17
10.19	Exhibits	17
10.20	Right of First Refusal to Manage Additional Buildings	17
10.21	Protection of REIT Status	17
10.22	Defined Terms	18

ii

MANAGEMENT AGREEMENT

THIS AGREEMENT (herein after referred to as “Agreement”) is effective as of the Effective Date by and between the Owner and the Manager.

RECITALS:

1. Owner is the owner of the Property and desires to appoint Manager to manage and supervise the day-to-day management and leasing operations of the Property.

2. Manager desires manage and supervise the day-to-day management and leasing operations of the Property.

3. This Agreement is entered into for the purpose of setting forth the terms on which Manager will manage and lease property.

NOW, THEREFORE, incorporating the recitals as set forth above, and in consideration of the mutual covenants herein contained, and Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged, the parties hereto do covenant and agree as follows:

[Remainder of Page Intentionally Left Blank]

ARTICLE I.

SUMMARY OF BASIC TERMS

This Summary of Basic Terms (the “Summary Sheet”) is incorporated into and made a part of the attached Management Agreement (this Summary Sheet and the Management Agreement are collectively referred to as the “Agreement”). In the event of a conflict between the terms of this Summary Sheet and the Management Agreement, the terms of the Summary Sheet shall prevail. All capitalized terms used in this Summary Sheet but not defined herein shall have the meaning ascribed to them in the Management Agreement.

Effective Date of Agreement:	July 10, 2013

Owner (with notice address):	CHP KNOXVILLE PLAZA A MOB OWNER, LLC 450 South Orange Avenue Orlando, FL 32801 Attention: Tracey B. Bracco, Esquire Telephone: (407) 540-7526 Facsimile: (407) 540-2544

With a copy to:	CHP KNOXVILLE PLAZA A MOB OWNER, LLC 450 South Orange Avenue Orlando, FL 32801 Attention: Joseph Johnson Telephone: (407) 540-7526 Facsimile: (407) 540-2544

With a copy to:	Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive Orlando, Florida 32801 Attention: William T. Dymond, Jr., Esquire Telephone: (407) 843-4600 Telefax No.: (407) 843-4444

Manager (with notice address):	Healthcare Equity Partners, LLC 977 Seminole Trail PMB 344 Charlottesville VA 22901-2824 Attention: Ben Ochs Telephone: (434) 293-8004 Facsimile: (434) 293-6256

With a copy to:

Baker, Donelson, Bearman, Caldwell & Berkowitz

Baker Donelson Center, Suite 800

211 Commerce Street

Nashville, TN 37201

Attention: Kenneth P. Ezell, Jr.

Telephone: (615) 726-5721

Telefax No.: (615) 744-5721

Property:	Medical Plaza A 7557A Dannaher Drive, Powell, TN 37489

ARTICLE II.

APPOINTMENT; TERM OF AGREEMENT

2.1 Appointment of Manager. Owner hereby appoints Manager and delegates to Manager the sole and exclusive right to manage, supervise, operate, maintain and lease the Property in accordance with the terms and conditions of this Agreement. Manager hereby agrees to manage, supervise, operate, maintain and lease the Property in accordance with the terms and conditions of this Agreement.

2.2 Term. The term of this Agreement (hereinafter referred to as “Term”) shall commence on the Effective Date and shall continue for a period of five (5) years, and shall automatically renew for successive periods of one (1) year thereafter. Either party may terminate this agreement at the end of any Term by giving the other party at least ninety (90) days prior written notice. Notwithstanding the foregoing, Owner may terminate this Agreement upon the sale of the Property or Owner’s interest in the Property. In the event of a termination of this Agreement by Owner upon the sale of the Property or Owner’s interest in the Property during the first five (5) years of the Term, Owner shall pay to Manager an acceleration fee (hereinafter referred to as “Acceleration Fee”) of the remaining Management Fees (as later defined) for the Term. The Acceleration Fee for the remainder of the Term shall be calculated by multiplying the average of the three (3) previous months of Management Fees prior to termination times the remaining months of the then applicable Term.

2.3 Termination For Cause. This Agreement shall terminate, and all obligations of the parties hereunder shall cease (except as to liabilities for obligations which have arisen prior to such termination), upon the occurrence of any of the following events:

(a) Non-Monetary Breach of Agreement - Thirty (30) days after receipt of notice by either party to the other specifying in detail a material breach of this Agreement and such breach remains uncured after the expiration of such thirty (30) day period; provided however, that if such breach is of a nature that it cannot be cured within said thirty day period but can be cured within a reasonable time thereafter, then this Agreement shall not terminate upon the expiration of such thirty (30) day period so long as efforts to cure such breach have commenced and/or such efforts are proceeding and being continued diligently both during and after such thirty (30) day period; provided further, however, that no such cure period shall exceed sixty (60) days.

(b) Monetary Breach of Agreement - Five (5) days after receipt of notice by either party to the other specifying in detail a breach of this Agreement relating to the payment of any amounts to be paid hereunder and such breach remains uncured after the expiration of such five (5) day period.

Owner, at its option, may terminate this Agreement for “Cause” at any time upon giving written notice thereof and the term “Cause” shall include (a) fraud, misrepresentation, misappropriation of funds, furnishing any statement, report, notice, writing, or schedule to Owner that Manager knows is untrue or misleading of any material respect on the date as of which the facts set forth therein are stated or certified, or breach of trust by Manager; (b) the failure of Manager to comply with any term or condition of this Agreement, which, although not listed in (a) immediately preceding, has a material and adverse effect on any of the Property; (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of Manager; (d) an intentional or grossly negligent or illegal act committed by Manager against Owner; (e) Manager’s grossly negligent, willful and/or reckless misconduct that causes damage to Owner; (f) the destruction or condemnation of the Property under circumstances where the Property will not be rebuilt; and (g) if at any time during the Term, Norman T. Brinkman, Georgia C. Brinkman and Benjamin W. Ochs collectively own (either directly or indirectly) less than fifty percent (50%) of the equity interests in Manager or otherwise do not retain the power to direct the management and policies of Manager, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. The termination of this Agreement shall not relieve Owner from its obligation to pay any fees which are payable pursuant to this Agreement or any of Manager’s rights to fees which expressly survive the termination of this Agreement.

ARTICLE III.

RESPONSIBILITIES OF THE PARTIES

3.1 Standard of Care. It shall be the duty of the Manager at all times during the term of this Agreement, to operate and maintain the Property in accordance with the terms hereof and in accordance with any expressed written plan of Owner. Manager is to exercise supervision over the physical conditions of the building and equipment, to make periodic inspections and authorize and supervise such repair and maintenance as may be necessary or desirable to keep the building and equipment in good condition.

3.2 Indemnity by Owner. Owner agrees to hold and save Manager free and harmless from any liability or expense (including reasonable attorney’s fees and court costs) arising out of injuries or damages to persons or property by reason of any cause whatsoever occurring on or with respect to the Property, and for claims arising out of Manager’s management of the Property for Owner (other than injuries, damages or claims arising out of the negligence or willful and intentional misconduct of Manager) if such injury, damage or claim is incurred while Manager is acting pursuant to this Agreement or under the direction of, or with the approval of Owner.

3.3 No Obligation to Third Parties. None of the obligations and duties of Manager or of Owner under this Agreement shall in any way or in any manner be deemed to create an obligation of Manager or of Owner to any Person or entity not a part to this Agreement.

3.4 General Authority. In the performance of its duties hereunder, Manager shall have and is hereby granted full and complete power and authority in accordance with the terms and conditions of this Agreement. Manager shall act for, and in the name, place, and stead of, Owner with respect to all matters relating to the Management, operation and leasing of the Property. Such management, operation, and leasing shall be undertaken in accordance with the Budgets for the Property. Notwithstanding the foregoing, Manager shall not have authority to execute, on behalf of Owner, leases or other occupancy agreements with respect to the Property.

3.5 Operation of Property. Manager shall collect the Gross Monthly Collections (as defined in Section 7.01(b) hereof), and institute, be responsible for and supervise, at the expense of Owner (but at all times in accordance with the Approved Budgets, subject, however, to Section 3.20), all maintenance and operational activities of the Property including, but not limited, to the following:

(a) providing any necessary repairs to the Property and managing the work orders for such repairs;

(b) providing a preventative maintenance program for all mechanical, electrical and plumbing systems and equipment on the Property, unless a lease has created a third party responsibility therefore;

(c) contracting in the name of Owner for gas, electricity, water and such other utility services to be furnished to the Property as Manager deems appropriate;

(d) contracting with independent contractors for the performance of services required to be provided at the Property;

(e) manage all signage on or in the Property;

(f) manage the affairs of the owner’s association (for any Property that is a condominium);

(g) pay all invoices or bills, relating to the operation and maintenance of the Property; and

(h) any other activity expedient to the operation of the Property.

Except as set forth herein, all expenses incurred by Manager in performing its obligations under this Agreement shall be incurred in accordance with the Approved Budgets and any such expenses so incurred shall be at the expense of Owner and shall be paid from monies on deposit in the Operating Account (as defined in Section 4.01 herein).

3.6 Employees.

(a) All matters pertaining to the employment, supervision, compensation, promotion and discharge of employees who are managing and operating the Property are the responsibility of Manager.

(b) Manager shall fully comply with all applicable laws and regulations having to do with workers’ compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer-employee related subjects. Manager shall execute and file punctually when due, all forms, reports and returns required by law relating to the employment of personnel.

(c) All such employees shall be employees of Manager and not of Owner, and all such employees shall be under the supervision, direction and control of Manager. Manager hereby agrees to inform all such employees at the time of their employment that they are employed solely by Manager. Salaries and benefits paid or granted Manager’s employees shall be an expense of Manager and not Owner.

(d) [Intentionally Omitted.]

(e) [Intentionally Omitted.]

3.7 Enforcement of Leases.

(a) Manager shall use diligent efforts to enforce the terms of all tenant leases and to collect all rents (including tenants’ obligations to pay a portion of operating expenses, taxes and common area maintenance charges) and other charges which may become due at any time from tenant or from others for services provided in connection with or for the use of the Property. All monies so collected shall be deposited in the “Operating Account” (as term is defined in section 4.01 herein).

(b) All leases executed during the term of this Agreement shall identify Owner (not Manager) as the holder of any security deposits required to be placed as security for such lease.

(c) Manager may institute legal proceedings and engage legal counsel in the name of Owner for the collection of overdue rents and other charges and for the dispossession of tenants and other persons from the Property. Owner will be informed as soon as possible with respect to any legal action which may be contemplated and no legal proceeding shall be instituted without Owner’s prior written approval (which approval may be granted or withheld in Owner’s sole and absolute discretion) (i) with respect to the institution of such legal proceeding, and (ii) the selection of legal counsel in connection with such legal proceeding. Any expenses incurred in connection therewith shall be deemed an Owner expense.

3.8 Compliance with Leases and Laws. Manager shall fulfill all the obligations of the Owner as landlord under leases pertaining to the Property. Manager shall operate the Property in compliance with federal, state and local laws, ordinances, regulations and orders and the terms of the local Board of Fire Underwriter or similar body. Manager shall promptly give written notice to Owner of any order or notice of requirements when received and what action, if any, Manager has or will be taking.

Manager shall not take action pursuant to any such notice so long as: (i) Owner is contesting any such order or requirement, and (ii) Owner requests Manager in writing, not to take such action, and (iii) Owner indemnifies Manager from and against any liability incurred by Manager in failing to take such action at Owner’s request as set forth in (i) and (ii) above; provided however, that if failure to comply with any such order or requirement would or might expose Manager to criminal liability, Manager shall, with or without Owner’s approval, cause the same to be complied with.

3.9 Notifications To Owner. In addition to all others notices provided for herein, Manager shall to extent of its knowledge promptly notify Owner of all matters concerning the Property which are (A) (i) material, or (ii) which could reasonably be expected to develop into a material matter and (B) are known to Manager including, without limitation:

(a) all lawsuits, condemnation proceedings, zoning or any other governmental orders, notices, actions or threats that may adversely affect the Property;

(b) any claim made by a tenant that Manager or Owner has failed to perform any obligations of Owner or Manager under any lease or agreement to which the Manager or Owner is a party;

(c) the occurrence of any fire or other casualty on or about the Property or any personal injury or property damage (such notice to be in compliance with the requirements of all insurance policies), and Manager shall permit insurance adjusters to view damages before repairs are started except for emergency situations;

(d) any requirement of any insurance carrier or of any governmental agency with respect to the Property;

(e) any offers to purchase the Property; and

(f) the actual or suspected presence, use, storage, release, disposal, or transport of any radioactive, hazardous, regulated, or toxic substance or material on, about, or from any of the Property; the presence, use storage, release, disposal or transport of which either (i) is prohibited or otherwise regulated by any now or hereafter existing local, state, or federal statute, ordinance, rule, regulation, or the like or (ii) poses or may pose a risk to the health, safely or physical well-being of persons.

3.10 Books and Records. Manager shall maintain complete and identifiable records and files on all matters pertaining to the Property including but not limited to, all revenues, expenditures, service contracts and leases. Said books and records shall be kept at the offices of Manager or such other place as the Owner and Manager from time to time agree. Manager shall keep accurate and complete books and accounts in accordance with generally accepted accounting principles, consistently applied, showing the operations and transactions relating to the Property and showing (provided that Owner furnishes appropriate information to Manager) the assets, liabilities, and financial condition of the Property. Duly authorized representatives of Owner shall at all times during regular business hours have the right to audit said records and books.

3.11 Reports To Owner. Manager shall provide to Owner such reports pertaining to its operation of the Property as indicated on Exhibit “B” attached hereto.

3.12 Limitations on Manager’s Authority. Unless otherwise requested by Owner, and except as set forth in Section 3.20:

(a) all contracts relating to the operation of the Property shall be in the name of Owner and executed by Manager on behalf of Owner.

(b) Manager may not enter into contracts pertaining to the Property with parties affiliated with, under the common control of or controlled by Manager unless specifically consented to by Owner.

(c) Before engaging any independent contractor, Manager shall cause each such independent contractor to provide evidence of any insurance to Manager, which Manager, in its reasonable judgment, deems that such independent contractor should provide.

(d) Manager shall obtain, where reasonable and practicable, competitive bids for any contract service agreement or purchase order. When entering into any contracts, service agreements or issuing purchase orders, Manager shall secure and credit Owner all discounts, rebates or commissions or similar discounts obtainable with respect to such contracts, service agreements or purchase orders.

(e) All service contracts relating to the Property which are entered into by the Manager shall, contain a provision that such service contract is terminable by Owner without penalty or liability therefore on not more than thirty (30) days’ notice, unless a waiver of such right to terminate on such notice is approved by Owner.

(f) Manager shall not enter into any material contracts on behalf of Owner or for the benefit of the Property without the prior consent of Owner. For the purposes hereof, a material contract shall mean any contract which either (i) has a total contract sum more than $10,000, except in emergency situations, or (ii) cannot be terminated on thirty (30) days’ notice or less without fee or penalty.

3.13 Property Disbursements. Manager shall, from the funds on deposit in the Operating Account described in Section 4.01, cause to be disbursed regularly and punctually, amounts which become due and payable from time to time as indicated below.

As Part Of Manager’s Responsibilities	At The Request Of Owner

Property Operating Expenses	Property Taxes

Mortgage Payments

Mortgage Escrow Payments

Insurance Payments

Approved Capital Expenses

It shall be understood that Owner shall be the holder of all security deposits and such deposits will be disbursed to Owner together with the other funds of Owner. At the request of Owner, Manager will establish an escrow account to hold security deposits for the benefit of Owner as required by law.

3.14 Obligations Upon Termination. Upon termination for whatever cause, Manager shall use commercially reasonable efforts to effectuate the transition of the leasing and management of the Property to Owner or Owner’s designee. Upon termination for whatever cause, Manager shall, within thirty (30) days from the effective date of termination of this Agreement, deliver to Owner copies of all books, permits, plan, records, leases, licenses, contracts and other documents pertaining to the Property and their operation, all insurance policies, bills of sale or the documents evidencing title or rights of Owner, and any and all records or documents which are in Manager’s possession, whether or not enumerated herein. At the request of Owner, Manager shall assign unexpired service and supply contracts to Owner or parties designated by Owner. All personal property (including, but not limited to, capital equipment, hardware, trade and non-trade fixtures, materials and supplies) acquired pursuant to this Agreement, whether paid for directly by Owner or by way of reimbursement to Manager, shall become the property of Owner and shall remain at the Property after the termination of this Agreement in accordance with its terms, unless Owner shall request Manager to remove said property. Upon termination, Owner shall pay all fees and reimbursements due Manager in accordance with the time frames established hereby, and, if no timeframe for payment is established hereby, in accordance with past custom.

3.15 Income Tax Returns. It shall be the responsibility of Owner to file all income tax returns and report the income herein as required by federal and state laws affecting the Property. Manager will assist Owner’s accountant in providing all necessary reports and records.

3.16 Ad Valorem and Other Tax Matters. At the request and expense of Owner, Manager shall:

(a) pay all real estate taxes and other charges, assessments or levies imposed upon or against the Property of whatever nature before delinquency;

(b) file all sales, gross revenues, personal property and other tax returns relating to the Property (but excluding any income tax or franchise/excise tax return of Owner); and/or

(c) seek revision of, or appeal from, any tax assessment or charge deemed improper.

Manager shall provide Owner with copies of all such tax returns filed by Manager and evidence of all such tax amounts paid by Manager within thirty (30) days of such filing or payment.

3.17 Construction Management/General Contracting Services. Manager shall manage installation of tenant improvements and the maintenance and repair of the Property (including major construction, rehabilitation and betterments) and repair or replace improvements due to wear, tear and casualty, including without limitation:

(a) selection and supervision of design and engineering consultants;

(b) supervision of tenant improvement design and construction;

(c) supervision of capital improvements;

(d) the inspection of the progress of repairs and maintenance, and supervision of the verification of the materials and labor being expended;

(e) obtaining the necessary receipts, releases, waivers, discharges and assurances to keep the Property free from mechanics’ and materialmen’s liens and other claims; and posting and recording notices of non-responsibility in connection with construction performed by tenants;

(f) requiring that all contractors and subcontractors performing work on the Property maintain insurance as specified by Owner from time to time; and

(g) obtaining and maintaining all governmental permits and approvals necessary for use, operation and maintenance of the Property (provided that no permit or approval creating a burden or obligation on the Owner will be enforceable without Owner’s signature); and obtaining temporary and permanent certificates of occupancy for Property tenant improvements.

3.18 Strategic Advisory Services and Surveys/Polls. On or before September 1st of each year, and as otherwise requested by Owner, Manager shall provide recommendations to Owner concerning the development of, and shall assist Owner in developing, annual strategic plans in connection with the Property. Manager shall coordinate the implementation of the annual strategic plans at the Property. If requested by Owner, Manager shall participate in and cause its employees engaged in the direct management of the Property to participate in meetings (with travel expenses, if any, to be paid by Owner), and property manager surveys or polls conducted by Owner. If requested by Owner, Manager shall administer, distribute, coordinate and collect responses to tenant surveys or polls conducted by Owner.

3.19 Quarterly Meetings. Authorized representatives of Owner and Manager shall meet as requested by Owner, but at least once each calendar quarter to review matters relating to the Property and this Agreement, including, without limitation, budget variances, unanticipated increases in costs and expenses, performance standards, cost savings measures and performance. Owner shall give Manager ten (10) Business Days notices of requested meetings and provide a range of meeting dates and times. All such meetings shall be in Knoxville, Tennessee unless otherwise agreed. Owner and Manager shall work to coordinate a monthly call to review the previous month’s operating and financial performance at the Property.

3.20 Emergencies. In the event maintenance or repairs are immediately necessary for the preservation and safety of the Property or persons thereon, or to avoid the suspension of any essential service to the Property, or to avoid harm, danger or loss to life, limb or property, Manager shall immediately perform such maintenance or repair and may make expenditures for such emergency repairs which exceed the amounts set forth herein without prior written approval of Owner. Manager, however, must inform Owner of any such expenditures and the reasons therefor before the close of the next business day.

ARTICLE IV.

BANK ACCOUNTS

4.1 Separate Accounts. All Property income and other funds of Owner which are received by Manager shall be deposited by Manager and held in a separate bank account or accounts (“Operating Account”) maintained by Manager. All such funds are the property of Owner and shall be received, held, and disbursed by Manager. In no event shall the funds of anyone but Owner be deposited by Manager in the Operating Account and Manager shall not commingle Owner’s funds with the funds of any other Person in any manner whatsoever. Owner shall establish the Operating Account in Owner’s name in a financial institution that has branches in both Charlottesville, Virginia and Orlando. Florida.

4.2 Owners Duty to Provide Funds. In the event that at any time the balance in the Operating Account falls below an amount equal to the average monthly expenses of the Property, Manager shall promptly notify Owner who shall deposit sufficient funds into the Operating Account to restore the balance to the average monthly expenses of the Property within five (5) business days from notification by Manager. Under no circumstances shall Manager have any duty or obligation to advance any funds for the account of Owner.

4.3 Investment of Funds. In the event the Operating Account should at any time contain funds exceeding the immediate cash needs of the management of Property, Manager, with consent of Owner, may cause such excess funds or any portion thereof to be invested in insured instruments or money market bank accounts; provided, however, that the form of any such investment shall be consistent with Manager’s or Owner’s need to be able to liquidate any such investment to meet the cash needs of Owner with respect to the Property.

ARTICLE V.

BUDGETS AND EXPENDITURES

5.1 Budget. Within sixty (60) days after the Commencement Date with respect to the first calendar year of the Term, and no later than September 1st of each year during the Term with respect to any subsequent calendar year (or at such other date as designated by Owner, but no more frequently than once during each twelve month period), Manager shall prepare and submit to Owner for Owner’s approval a budget (following Owner’s approval, the “Approved Budgets”) for the management and operation of the Property for the forthcoming twelve month period which shall include an operating budget and a capital budget. The Approved Budgets shall include an operating budget, a capital expenditure budget, and a budget of projected leasing costs for the applicable period (including tenant improvement costs and leasing commissions). Approved Budget line items shall include:

(a) costs necessary for the management, operation, and maintenance of the Property; and

(b) any and all capital expenditures anticipated to be incurred.

The budget format may be specified by Owner so long as Owner provides Manager with the specific requirements for such at least 90 days prior to the due date.

5.2 Expenses Paid From Operating Account. All expenditures contemplated to be incurred and paid from the Operating Account are limited to the extent that such costs and expenses are authorized by this Agreement and by the amounts set forth therefor in the applicable Approved Budgets. Manager shall secure Owners approval for all expenditures in excess of $10,000.00 for any one item of operation, except for utilities and such specific monthly and recurring operation and maintenance items which are listed in the Approved Budgets and for items which would be deemed an emergency and required for maintaining tenancy, but provided Manager will take diligence to contact Owner for approval in the event of an emergency.

ARTICLE VI.

INSURANCE

6.1 Insurance Coverage. Upon or prior to commencement of Manager’s services under this Agreement, Owner and Manager shall each procure and maintain, at their own expense, all insurance policies and requirements as provided in Exhibit “C” to this Agreement. The carrier, total insurable values, and the various coverage types and limits of each policy of insurance must be acceptable to Owner in its commercially reasonable discretion. Manager shall be designated as a named insured under each insurance policy procured by Manager. Such policies, with the exception of Workers’ Compensation, Employer’s Liability, Employee Dishonesty/Crime, Professional Liability and Employment Practices Liability, shall name Owner as an additional insured and Owner shall be a named insured and loss payee under any required Property Insurance coverages.

6.2 Certificates and Policies of Insurance. On or before the Commencement Date, Certificates of the insurance coverage evidencing that such insurance is in force as described above shall be delivered to the Owner or Manager, as applicable. Within ten (10) calendar days prior to expiration of any such insurance coverage, new certificates shall be delivered, evidencing renewal of such insurance coverage.

ARTICLE VII.

COMPENSATION OF MANAGER

7.1 Management Fee. Owner agrees to pay Manager, for the services to be rendered to Owner hereunder during the Term hereof, a sum (the “Management Fee”) equal to five percent (5%) of the “Gross Monthly Collections” (as defined below) from the Property when, as, and only to the extent actually collected from the Property. “Gross Monthly Collections” shall mean the total gross monthly collection of rents and additional rents received from the Property as a result of rental of all or any portion of the Property plus interest earned while on deposit in any accounts maintained by Manager, excluding, however, (i) security deposits (except when deposits are applied to past due rent or other sundry charges), (ii) insurance proceeds payable with respect to fire or other casualty of any portion of the Property or personal property located upon the Property, and (iii) proceeds for the refinancing of any indebtedness secured by the Property.

7.2 Reimbursement of Expenses. In addition to the Management Fee, Owner shall reimburse Manager for actual out-of-pocket expenses chargeable to Owner or the Property as provided in this Agreement, including without limitation, pursuant to Section 3.6.5. Owner shall also reimburse Manager for actual out-of-pocket advertising costs, costs of travel of Manager’s employees, long distance telephone calls, copies, faxes, preparation of reports, postage and overnight or express delivery services of documents and general office supplies and professional expenses (legal, accounting and engineering), to the extent such cost and expenses are directly related to the management or leasing the Property. Reimbursement for out-of-pocket expenses paid to any Affiliate of Manager shall not exceed the fair market price or cost generally payable for comparable goods or services in the area of the Property.

7.3 Construction Management Fee. For providing construction management services for the Property, at the request of Owner, in accordance with Section 3.17, Owner agrees to pay Manager a construction management fee equal to a) 5% of the total cost of the project, if such construction is with respect to less than fifty thousand (50,000) square feet of the Property; or b) 4% of the total cost of the project if such construction is with respect to fifty thousand (50,000) square feet or more of the Property, plus, in each case, Manager’s travel costs and out-of-pocket expenses.

ARTICLE VIII.

LEASING

8.1 Leasing.

(a) Subject to the terms and conditions hereof, Owner hereby appoints Manager and delegates to Manager the sole and exclusive right to lease the Property to third parties. Manager accepts its appointment in accordance with and subject to the terms of this Agreement.

(b) Manager shall be responsible for coordinating the leasing activities of the Property. Manager shall use reasonable efforts to retain responsible, creditworthy tenants and to negotiate leases of the tenant spaces in the Property at rentals at least equal to the scheduled minimum base rent fixed by Owner from time to time. Manager shall negotiate leases using the Manager’s standard lease form and agenda approved by Owner and in accordance with the leasing guidelines established by Owner, which shall be amended from time to time at Owner’s sole discretion. Manager shall be entitled to receive leasing commissions standard within the industry for securing leases approved by Owner.

(c) All leases and occupancy agreements with respect to the Property shall be approved and executed by Owner in Owner’s sole and absolute discretion.

8.2 Leasing Commission. Owner shall pay Manager a leasing commission as follows:

(a) For all new leases (including lease amendments that expand space for existing tenants), a commission equal to four and 1/2 percent (4.50%) of the aggregate base rents payable over the term of the lease.

(b) For all lease renewals, a commission equal to two one-quarter percent (2.25%) of the aggregate base rents payable over the renewal term of the lease.

For purpose of this Section, “base rent” shall not include any portion of base rent that is calculated to amortize tenant improvement allowances provided by Owner over the term of the lease. All lease commissions shall be due upon execution of each lease. Manager may share such commission with a non-affiliated real estate broker representing a tenant in Manager’s discretion.

8.3 Brokers/Referral Service. In connection with the leasing of space in the Property, Manager is hereby authorized to enlist the services of non-affiliated real estate brokers and /or referral services and to pay such companies leasing commissions or fees which in Manager’s sole opinion are commensurate for the service. All commissions to non-affiliated real estate brokers shall be compensated by Manager from its leasing commission.

8.4 Accepting Deposits. Manager is hereby authorized to accept rental deposits or security deposits from tenants on in the name of and on behalf of Owner.

ARTICLE IX.

REMEDIES

Upon the occurrence of an event of a breach of this Agreement contemplated by either Section 2.3.1 or Section 2.3.2 which breach continues beyond the notice and cure periods contemplated thereby, then, in addition to any rights set forth in Article II, the non-breaching party shall have the right to pursue any other remedies available to such party at law or in equity.

ARTICLE X.

MISCELLANEOUS

10.1 Usage. The use herein of: (i) the neuter gender includes the masculine and the feminine, and (ii) the singular number includes the plural, and vice versa, whenever the context so requires.

10.2 Headings. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or intent of this Agreement or any of the terms hereof.

10.3 Notice. Any notice, demand or communication required or permitted hereunder shall be given in writing and shall be deemed received (a) immediately upon delivery in person; (b) three (3) days after being deposited in the US mail by certified mail, postage prepaid; or (c) the first business day after being deposited with a recognized overnight courier service. Each such notice shall be addressed to the party to receive such communication at the address set forth in Article I or other address as any party may hereafter designate by written notice to the other parties hereto.

10.4 Relationship of the Parties. As to Owner, Manager is an independent contractor hired by Owner pursuant to the terms hereof. Nothing contained in this Agreement, nor any acts of the parties hereto, shall be deemed or construed by the parties hereto to create the relationship of principal and agent or a partnership or a joint venture between or amount the parties hereto.

10.5 Entire Agreement. This Agreement represents the entire agreement between the parties and supersedes all other prior agreements, representations, and covenants, oral or written. Amendments to this Agreement must be in writing and signed by all parties hereto.

10.6 Assignment. Owner shall have the right at any time and from time to time in its sole discretion to assign its rights and obligations hereunder to a third party acquiring the Property provided that any such third party enters into a written agreement assuming Owner’s obligations hereunder. Manager may assign its rights and obligations hereunder to an Affiliate of Manager without consent of the Owner; provided, however, that such assignment shall not release Manager from any liability of Manager or its assigns arising out of or in connection with this Agreement. Manager may assign its rights and obligations hereunder to an entity that is not an Affiliate of Manager only with written permission of Owner which consent may be granted or withheld in Owner’s sole and absolute discretion.

10.7 Legal Representatives, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Owner, Manager, and their respective legal representatives, successors, transfers and assigns but nothing contained herein shall be interpreted to permit any assignment not otherwise expressly permitted by another provision of this Agreement).

10.8 Time of the Essence. Time is of the essence for this Agreement.

10.9 Governing Law. This Agreement shall be governed by the laws of the State in which the Property is located. In the event any term or provision contained in this Agreement, or any portion thereof is held to be invalid, void or unenforceable by a court of competent jurisdiction, the remaining portions of this Agreement shall remain in full force and effect.

10.10 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal for any reason, such provision shall be severed from the Agreement and shall not affect the validity of the remainder of this Agreement.

10.11 No Interest in Condemnation or Insurance Proceeds. Manager shall not have any interest in or claim to any condemnation proceeds for the Property awarded to Owner or any insurance proceeds paid to Owner with respect to any casualty to the Property; provided, however, that nothing contained herein shall prevent or be deemed to prevent Manager from pursuing or seeking an award separate from Owner’s award in any condemnation proceeding or a separate claim under any insurance policy.

10.12 Mutual Waiver. The failure by any party to exercise any right or power given herein or by law, or to insist upon strict compliance by any other party with any obligation imposed hereunder, shall in no event constitute a waiver of such party’s right to demand full and complete compliance with each and every provision hereof or to exercise and enforce all available powers and remedies.

10.13 Owners Operating Procedures. Manager shall comply with such reasonable rules and regulations governing operations of the Property as Owner shall from time to time establish and make known to Manager.

10.14 Other Engagements. Owner acknowledges and consents to the fact that Manager may be engaged in providing to other owners of other buildings in the area of the Property the same or similar services which Manager is providing herein and that such engagement, shall not be or be deemed to be a conflict of interest or a breach of Manager’s fiduciary duty to Owner.

10.15 Reasonable Control. In the performance of any duty of Manager which is beyond the reasonable control of Manager, Manager shall take (i) such action as it deems prudent and reasonable under the circumstances to use its best efforts to perform such duty and (ii) promptly notify Owner that the performance of such duty is beyond its reasonable control.

10.16 Attorney’s Fee. If any legal action, suit or proceeding is commenced between the parties regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise, settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

10.17 Execution in Counterparts. This Agreement may be executed in two or more counterparts, either electronically or manually, and manually-executed counterparts may be delivered in faxed or scanned electronic form, each of which (whether originally executed or such a faxed or scanned electronic document) shall be deemed an original, and all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the Parties.

10.18 Allocations. All of Owner’s expenses and costs incurred hereunder shall be allocated and accounted for on a property-by-property basis.

10.19 Exhibits. All exhibits referred to herein and attached hereto are a part hereof.

10.20 Right of First Refusal to Manage Additional Buildings. Owner hereby grants to Manager a right of first offer/opportunity to manage any medical office building developed or acquired by Owner or any Affiliate of Owner within a one mile radius of 7557B Dannaher Drive, Powell, Tennessee 37849, 7557B Dannaher Drive, Powell, Tennessee 37849, 120 Hospital Drive, Jefferson City, Tennessee 37820, or 900 East Oak Hill Avenue, Knoxville, Tennessee 37917. This right of first offer/opportunity shall expire on the date which is the fifth (5th) anniversary of the date hereof.

10.21 Protection of REIT Status. Manager acknowledges that CNL Healthcare Properties, Inc., a Maryland corporation (“CNL REIT”) and an indirect owner of Owner, has elected to be treated as a real estate investment trust (a “REIT”) within the meaning of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and Manager agrees that without the prior written consent of Owner (which may be given or withheld in Owner’s sole discretion), it will not (a) accept, or cause or allow to be earned, any rents or license fees or other amounts to be paid by a tenant or occupant at the Property that would be based, in whole or in part, on the income or profits derived by the business activities of such tenant or occupant, (b) furnish or render any services to a tenant or occupant at the Property other than services customarily furnished or rendered in connection with the rental of real property of a similar class in the geographic market in which the Property is located, or (c) accept, or cause or allow to be earned, any payments or other amounts which would fail to qualify as “rents from real property” as described in Section 856(d) of the Code. Accordingly, Manager shall not provide any services giving rise to such non qualifying income and shall not provide or allow to be provided by others any new services related to the Property without the prior written consent of Owner, which consent may be withheld in Owner’s sole discretion. In the event Owner consents to the provision of any non-customary services by Manager to any tenant or licensee of the Property, such services shall be provided by Manager at competitive rates and for its own account and neither Owner nor CNL REIT, directly or indirectly, shall participate in the collection of or share in the revenues or profits derived from such services. Without limiting the generality of the foregoing, with respect to any of the services to be rendered by Manager for the Property, Manager agrees that it will not enter into any subcontract with or otherwise engage the services of any Person from whom Owner or CNL REIT, directly or indirectly, derives any revenue (including, for example, from a tenant of the Property), without the prior written consent of Owner. Manager further represents and warrants that neither Owner nor CNL REIT, directly or indirectly, derives any revenue from Manager, except for rent paid by Manager to occupy Management Space to manage the Property, which space shall be used solely for the management of the Property. Owner shall reimburse Manager for all reasonable out-of-pocket legal fees incurred by Manager in complying with the terms of this Section.

10.22 Defined Terms. In addition to any other terms defined in the body of this Agreement, as used herein the following terms shall have the meanings indicated in this Section:

“Affiliate” of any specified Person means any other Person Controlling, Controlled by or under common Control with such specified Person.

“Control” (and terms correlative thereto) when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any governmental authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MANAGER

HEALTHCARE EQUITY PARTNERS, LLC, a Tennessee limited liability company

By:	/s/ Norman T. Brinkman
Name:	Norman T. Brinkman
Title:	Managing Member

OWNER:

CHP KNOXVILLE PLAZA A MOB OWNER, LLC, a Delaware limited liability company

By:	/s/ Tracey B. Bracco
Name:	Tracey B. Bracco
Title:	Vice President

EXHIBIT A

PROPERTY AREA SUBJECT TO RIGHT OF FIRST REFUSAL

PER SECTION 10.20

[Intentionally Omitted]

EXHIBIT B

REPORTS TO OWNER

[Intentionally Omitted]

EXHIBIT C

REQUIRED INSURANCE COVERAGE

[Intentionally Omitted]

EXHIBIT D

OFFICE PROPERTY SERVICES QUESTIONNAIRE

[Intentionally Omitted]